UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

December 20, 2021

Date of Report

(Date of earliest event reported)

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, Suite 1000N Los Angeles, California		90067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	AL	New York Stock Exchange

6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A	AL PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 20, 2021, Air Lease Corporation (the “Company”), pursuant to its existing letter of intent with Airbus S.A.S. (“Airbus”) and Airbus Canada Limited Partnership (“Airbus Canada”), entered into amendments and related letter agreements (collectively, the “Amendments”) to its existing purchase agreement with Airbus and Airbus Canada to purchase 116 aircraft, including 25 A220-300s, 59 A321neos, 20 A321XLRs, five A330-900s and seven A350Fs. Deliveries of the aircraft are scheduled to commence in 2023 and continue through 2028. Giving effect to the purchase commitments under the Amendments and the Company’s existing orders, as of September 30, 2021, the Company would have had an estimated aggregate commitment of $28.3 billion in total purchase commitments for new aircraft from Airbus and Boeing (excluding purchase options).

A copy of the Amendments will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIR LEASE CORPORATION

Date: December 27, 2021

	By:	/s/ Gregory B. Willis
	Name:	Gregory B. Willis
	Title:	Executive Vice President and Chief Financial Officer